SCHEDULE I-G
CERTIFICATE OF AUTHORIZED PERSONS

(The Trust - Oral and Written Instructions)

The undersigned hereby certifies that he/she is the duly elected and acting President of NORTHERN LIGHTS FUND TRUST, on behalf of Biltmore Enhanced Index Fund, Biltmore Contrarian Momentum Fund and Biltmore Momentum/Dynamic ETF Fund (the “Funds”), and further certifies that the following officers or employees of the Trust have been duly authorized in conformity with the Trust’s Declaration of Trust and By-Laws to deliver Certificates and Oral Instructions to The Bank of New York (“Custodian”) pursuant to the Custody Agreement between the Trust and Custodian dated March 23, 2006 and that the signatures appearing opposite their names are true and correct:

Gilbert Greer Name	Investment Advisor Title – President, Capital Group, Inc.	/s/ Gilbert Greer Signature
Tim Clemens Name	Director Fund Acctng. - Administrator Title	/s/ Tim Clemens Signature
Andrew Rogers Name	Director Administration - Administrator Title	/s/ Andrew Rogers Signature
Michael McDermott Name	Senior Fund Accountant - Administrator Title	/s/ Michael McDermott Signature
Larie Lydick Name	Vice President - Transfer Agent Title	/s/ Larie Lydick Signature
Scott Lemmon Name	Manager - Transfer Agent Title	/s/ Scott Lemmon Signature
Sheila Haddock Name	Team Member - Transfer Agent Title	/s/ Sheila Haddock Signature
Bryan Kaminski Name	Team Member - Transfer Agent Title	/s/ Bryan Kaminski Signature

              This certificate supersedes any certificate of Authorized Persons you may currently have on file.

[seal]                                                                      By:       /s/ Michael J. Wagner

                                                                                      Michael J. Wagner, President

Date:

SCHEDULE II

SERIES

Biltmore Enhanced Index Fund, Biltmore Contrarian Momentum

Fund and Biltmore Momentum/ Dynamic ETF Fund Fees.

Annual fee equal to:

1.5 basis points or 0.015% on first $100 million of net assets

1.0 basis points or 0.010% on net assets greater than $100 million

$12 on DTC Trades

$5 on checks and wires

Additional charges for foreign trades to be detailed in agreement

Out of pocket expenses for all services are not included.